As filed with the Securities and Exchange Commission on September 29, 1999

                                                    Registration  No.  -________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CENTENARY INTERNATIONAL CORP.
               (Exact name of issuer as specified in its charter)

             Nevada                                   86-0874841
    (State of incorporation                       (I.R.S. Employer
        or organization)                          Identification  No.)


               692 Madison Avenue, Third Floor, New York, NY 10021
                    (Address of principal executive offices)

                1999 Stock Option Plan, and the Compensation Plan
                            (Full title of the plans)


                           John H. Tonelli, President
                          Centenary International Corp.
               692 Madison Avenue, Third Floor, New York, NY 10021
                                 (212) 644-2113
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                                Robert D. Axelrod
                           Axelrod, Smith & Kirshbaum
                         5300 Memorial Drive, Suite 700
                              Houston, Texas 77007

                         CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------
Proposed             Proposed
  Title of           maximum           maximum
securities            Amount          offering        aggregate       Amount of
to be                 to be             price          offering     registration
registered          registered     per share  (*)      price(*)          fee
- ---------------  ----------------  ---------------  --------------  -------------
Common stock,    3,300,000 shares  $          .875  $ 2,887,500.00  $      802.73
par value $.001
- ---------------------------------------------------------------------------------

* Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.     Incorporation  of  Documents  by  Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Centenary International Corp. (the "Company"), are incorporated herein by reference and made a part hereof: (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998; (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998; and (c) the description of the securities offered hereby is incorporated by reference to the Company's Registration Statement on Form 10-SB, as amended (Registration Statement No. 000-23851, filed February 27, 1998, as amended.

Item  4.     Description  of  Securities.

          The Company's Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934.

Item  5.     Interests  of  Named  Experts  and  Counsel.

          Not  applicable.

Item  6.     Indemnification  of  Officers  and  Directors.

          The Company's Articles of Incorporation at Section 11. state that no director or officer of the Company shall be personally liable to the Company or any of its shareholders for damages for breach of fiduciary duty involving any act or omission, except for acts of intentional misconduct, fraud or knowing violation of law or the payment of dividends in violation of applicable Nevada law. The foregoing discussion of the Company's Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by the Articles of Incorporation.


Item  7.     Exemption  from  Registration  Claimed.

          Not  applicable.

Item  8.     Exhibits.

          The  following is a list of exhibits filed as part of the Registration
Statement:

Exhibit Number  Description of Exhibit

      5         Opinion of Axelrod, Smith & Kirshbaum

   23.1         Consent of Grant Thornton

   23.2         Consent of Axelrod, Smith & Kirshbaum

Item  9.     Undertakings.

          (a)  The  undersigned  registrant  hereby  undertakes:

               (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement


               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b). The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, that the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 17, 1999.

                                      Centenary  International  Corp.

                                      ___________________________________
                                      By:  /s/  John H. Tonelli
                                      CEO and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                 Title                         Date
- ---------                 -----                         ----


                                           ____________________________________
September 17, 1999                         By:  /s/  Hector  A.  Patron  Costas
                                                     Hector  A.  Patron  Costas
                                           Director and Chief Financial Officer


                                           ____________________________________
September 17, 1999                                     By:  /s/  Claudio  Roman
                                                                 Claudio  Roman
                                                                       Director